SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2002

SOUTHERN ENERGY HOMES, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State of Incorporation)	0-21204 (Commission File Number)	63-1083246 (IRS Employer I.D. No.)

144 Corporate Way, P. O. Box 390
Addison, Alabama 35540
(Address of principal executive offices)

(256) 747-8589
(Registrant’s telephone number)

SIGNATURE
EX-99.1 NEWS RELEASE

Item 5. Other Events.

     On October 1, 2002, Southern Energy Homes, Inc. announced that it will close or sell the majority of its ten remaining retail distribution centers, and will increase its focus on manufacturing efficiencies.

     A copy of the news release issued by the Company on October 1, 2002 is included as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits.

     Exhibit 99.1 News Release issued by Southern Energy Homes, Inc., dated October 1, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2002	By:	/s/ KEITH O. HOLDBROOKS

Keith O. Holdbrooks Chief Executive Officer